U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                      FORM 8-K


                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): October 16, 2009

                               CLEAN ENERGY AND POWER, INC.
                   (Exact Name of Registrant as Specified in Its Charter)

          Nevada                       0-30448                 20-0420885
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                     Identification No.)

      111 Airport Road, Unit 2, Warwick, Rhode Island             02889
         (Address of Principal Executive Offices)               (Zip Code)

        Registrant's telephone number, including area code: (401) 648-0803


  PMB 712, 31566 Railroad Canyon Road, Suite 2, Canyon Lake, California 92587
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     (a) On October 15, 2009, Erwin Vahlsing Jr. was appointed to the Board of Directors of the Company. Mr. Vahlsing was appointed a director and Chief Executive Officer pursuant to a settlement agreement ("Agreement") entered into between the Company, Bo Linton, and the controlling stockholders of the company (Jerry Dix and Don Boudewyn). On October 20, 2009, the Board of Directors of the Company appointed Mr. Vahlsing, to the positions of President, Secretary, and Treasurer. Mr. Vahlsing will not have an employment agreement with the Company at this time. Mr. Vahlsing received 200,000 restricted shares of Company common stock in February 2009 for consulting services for the Company.

     Mr. Vahlsing, age 53, is a senior executive with strong operational experience in manufacturing, service, and construction industries. He is proficient in strategic planning, proven critical decision making with cost-effective solutions and extensive experience with hands on management of accounting and finance departments. He has been a key management team member in the development and presentation of focused capital raising and business growth plans as well as the successful negotiation and integration of six acquisitions.

     Mr. Vahlsing has served as Chief Financial Officer of ICOA, Inc. (a reporting company) of Warwick, Rhode Island from January 2001 to May 2006 and from July 2006 to the present. This firm is a public access wireless internet service (Wi-Fi) provider. In this position, he executes oversight of the Finance Department including all monthly and quarterly closings, budgeting, and SEC reporting, and serves as a liaison with outside auditors and legal advisors regarding SEC compliance and reporting requirements. For the period of May 2006 to July 2006, Mr. Vahlsing served as a consultant to E&M Advertising with regard to SEC compliance and due diligence matters.

     Mr. Vahlsing received a Bachelor of Science degree in Accounting in 1978 from University of Connecticut and an MBA degree in 1986 from University of Rhode Island.

     (b) On October 16, 2009, after the appointment of Mr. Vahlsing to the Company's Board of Directors, Bo Linton resigned from the
position of Director and CEO of Clean Energy and Power, Inc.   Mr.
Linton has received 50,000 shares of Series A convertible preferred stock (convertible at the rate of 800 shares of common stock for each shares of preferred stock) pursuant to the Agreement.

ITEM 8.01 OTHER EVENTS.

     On October 16, 2009, the Company changed its address to: 111
Airport Road, Unit 2, Warwick, Rhode Island 02889. The new telephone number for the Company is: (401) 648-0803.


                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Clean Energy and Power, Inc.


Dated: October 21, 2009                By: /s/ Erwin Vahlsing, Jr.
                                       Erwin Vahlsing, Jr., President